SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2002

BROADCOM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16215 Alton Parkway, Irvine, California 92618

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 450-8700

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

On July 18, 2002 Broadcom Corporation (Nasdaq: BRCM) reported financial results for the second fiscal quarter ended June 30, 2002. Net revenue for the second quarter of 2002 was $258.2 million, an increase of 8.1% over the $238.8 million reported for the first quarter of 2002 and an increase of 22.4% from the $210.9 million reported for the second quarter of 2001. Net loss for the second quarter of 2002 was $129.4 million, or $.49 per share (basic and diluted), compared with a net loss of $166.1 million, or $.63 per share (basic and diluted), for the first quarter of 2002, and a net loss of $436.4 million, or $1.73 per share (basic and diluted), for the second quarter of 2001. Net loss per share for the second quarter of 2002 was based on 265.4 million weighted average shares outstanding (basic and diluted), compared to 262.0 million weighted average shares outstanding (basic and diluted) in the first quarter of 2002 and 252.4 million weighted average shares outstanding (basic and diluted) in the second quarter of 2001.

Net revenue for the six months ended June 30, 2002 was $497.0 million, a decrease of 4.7% over the $521.4 million reported in the six months ended June 30, 2001. Net loss for the six months ended June 30, 2002 was $295.5 million, or $1.12 per share (basic and diluted), compared with a net loss of $793.2 million, or $3.16 per share (basic and diluted), in the six months ended June 30, 2001. Net loss per share for the six months ended June 30, 2002 was based on 263.7 million weighted average shares outstanding (basic and diluted), compared to 251.0 million weighted average shares outstanding (basic and diluted) in the six months ended June 30, 2001.

Losses in the 2001 periods include charges for the amortization of goodwill and certain intangible assets. Beginning with the first quarter of 2002, goodwill and intangible assets that are deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Had this standard been in effect for the 2001 periods, the net loss for the second quarter of 2001 would have been $229.5 million, or $.91 per share (basic and diluted), and the net loss for the six months ended June 30, 2001 would have been $385.5 million, or $1.54 per share (basic and diluted).

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION, a California corporation

July 23, 2002	By:	/s/ WILLIAM J. RUEHLE William J. Ruehle Vice President and Chief Financial Officer (Principal Financial Officer)

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BROADCOM CORPORATION
Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2002	2001	2002	2001

Net revenue	$258,203	$210,908	$497,003	$521,409
Cost of revenue (1)	143,577	132,564	277,699	295,516

Gross profit	114,626	78,344	219,304	225,893
Operating expense:
Research and development (2) (3)	114,727	116,072	226,421	225,604
Selling, general and administrative (2) (3)	40,607	38,820	81,081	78,224
Stock-based compensation (4)	81,696	134,221	183,160	249,974
Amortization of purchased intangible assets (4)	5,866	6,902	11,250	12,999
Restructuring costs	—	18,235	4,822	18,235
Amortization of goodwill (4)	—	206,713	—	407,370
In-process research and development (4)	—	—	—	109,710
Litigation settlement costs	—	—	—	3,000

Loss from operations	(128,270)	(442,619)	(287,430)	(879,223)
Interest income, net	3,313	6,495	6,753	14,635
Other income (expense), net	428	(270)	(3,919)	(1,387)

Loss before income taxes	(124,529)	(436,394)	(284,596)	(865,975)
Provision (benefit) for income taxes	4,889	—	10,889	(72,729)

Net loss	$(129,418)	$(436,394)	$(295,485)	$(793,246)

Basic and diluted loss per share	$(.49)	$(1.73)	$(1.12)	$(3.16)

Weighted average shares (basic and diluted)	265,356	252,399	263,678	251,044

Notes:
(1) Cost of revenue includes the following:
Stock-based compensation expense	$3,330	$5,218	$6,679	$9,115
Amortization of purchased intangible assets	13,643	13,388	26,807	24,966
Payroll tax expense on certain stock option exercises	14	28	26	162

	$16,987	$18,634	$33,512	$34,243

(2) Stock-based compensation expense is excluded from the following:
Research and development	$55,007	$86,333	$124,793	$163,813
Selling, general and administrative	26,689	47,888	58,367	86,161

	$81,696	$134,221	$183,160	$249,974

Amortization of purchased intangible assets is excluded from the following:
Research and development	$4,903	$6,680	$10,064	$12,566
Selling, general and administrative	963	222	1,186	433

	$5,866	$6,902	$11,250	$12,999

(3) Employer payroll tax expense on certain stock option exercises is included in the following:
Research and development	$106	$211	$333	$1,009
Selling, general and administrative	51	140	127	723

	$157	$351	$460	$1,732

(4) Represents non-cash acquisition-related expenses charged to operations

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2002	2001

ASSETS
Current assets:
Cash and cash equivalents	$365,906	$403,758
Short-term marketable securities	212,845	136,028
Accounts receivable, net	93,344	57,187
Inventory	29,380	22,267
Deferred taxes	13,651	13,651
Prepaid expenses and other current assets	35,613	40,840

Total current assets	750,739	673,731
Property and equipment, net	177,119	157,336
Long-term marketable securities	53,483	109,767
Deferred taxes	268,287	275,916
Goodwill, net	2,427,411	2,241,632
Purchased intangible assets, net	64,398	97,108
Other assets	67,999	67,808

Total assets	$3,809,436	$3,623,298

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$153,860	$103,032
Wages and related benefits	38,510	35,839
Deferred revenue	22,403	29,495
Accrued liabilities	180,668	129,476
Short-term debt and current portion of long-term debt	116,379	114,040

Total current liabilities	511,820	411,882
Long-term debt, less current portion	3,365	4,006
Shareholders’ equity	3,294,251	3,207,410

Total liabilities and shareholders’ equity	$3,809,436	$3,623,298

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